UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 14, 1997

                          IMCLONE SYSTEMS INCORPORATED
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             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     0-19612                  04-2834797
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(State or other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                    Identification Number)

                   180 Varick Street, New York, New York 10014
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               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 645-1405
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               Registrant's telephone number, including area code

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ITEM 5. OTHER EVENTS

     On April 14, 1997, ImClone Systems Incorporated (the "Company") announced promising results of a preclinical study of the Company's lead cancer therapeutic, C225, an epidermal growth factor receptor (EGFr) antagonist at the 88th annual meeting (the "AACR Meeting") of the American Association for Cancer Research in San Diego, CA. As presented by Robert Radinsky, Ph.D., Assistant Professor, Department of Cell Biology, MD Anderson Cancer Center in Houston, Texas, treatment with C225 in human bladder carcinoma cells growing orthotopically in mice resulted in a significant inhibition of tumor growth (p<0.05) compared with controls. The orthotopic approach utilized in this study is a cancer model that implants human tumor cells into the tissue of origin in the mouse, thus making the model a more realistic indicator of tumor progression.

     The Company also announced promising preclinical data on its anti-flk-1 monoclonal antibody program at the AACR Meeting. Anti-flk-1 is a monoclonal antibody that blocks a key tyrosine kinase receptor, FLK-1/KDR, located on tumor-associated vascular endothelial cells. Activation of flk-1 by VEGF, the vascular endothelial growth factor secreted by certain tumor cells, mediates blood vessel formation associated with tumor growth. By blocking this activity, the Company believes that anti-flk-1 may have therapeutic value as an anti-angiogenic agent, especially against tumors known to secrete VEGF.

     As presented by Patricia Rockwell, Ph.D., Senior Scientist of the Company, anti-flk-1 was shown to significantly suppress tumor growth in human glioblastoma and ovarian carcinoma in murine xenograft animal models in preclinical studies. The data also showed that the antibody suppressed tumor growth presumably by blocking the development of new blood vessels critical to the invasive growth of the cancer. In the study, this effect was maintained well beyond final treatment.

     On May 1, 1997 the Company also announced that it is entitled to receive two milestone payments totaling $1 million from Abbott Laboratories as a result of a patent issuance in Europe for the Company's proprietary Repair Chain Reaction ("RCR") DNA probe technology. The issuance of this patent also initiates royalty payments on sales in covered European countries for products using RCR technology. Developed by the Company, RCR is a highly-effective in-vitro DNA diagnostic approach that allows amplification and detection of DNA targets, such as infectious disease pathogens and cancer genes, in a rapid, highly sensitive and specific manner.

     Except for the historical information contained herein, the matters discussed herein include forward-looking statements. Actual results may differ materially from those predicted in such forward-looking statements due to the risks and uncertainties inherent in the Company's business, including, without limitation, risks and uncertainties in obtaining and maintaining regulatory approval, market acceptance of and continuing demand for the Company's products, the impact of competitive products and pricing, and the Company's ability to obtain additional financing to support its operations and achieve its objectives.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            IMCLONE SYSTEMS INCORPORATED

Date: May 1, 1997                           By:  /s/ John B. Landes
                                               -------------------------------
                                                 John B. Landes
                                                 Vice President,
                                                 Business Development
                                                 and General Counsel


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